UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 19, 2023 (October 15, 2023)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 3165

Harrisburg, Pennsylvania 17105

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	RAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2023, Rite Aid Corporation (the “Company”) appointed Carrie Teffner and Paul Keglevic to the Company’s Board of Directors (the “Board”). Upon appointment, Mr. Keglevic and Ms. Teffner joined the Audit Committee of the Board, where Mr. Keglevic will serve as Chair. Ms. Teffner was also appointed as a member of the Compensation Committee of the Board. In connection with their respective appointments, Ms. Teffner and Mr. Keglevic will each be entitled to receive a cash directors’ fee equal to $50,000 per month, payable in arrears, and reimbursement for travel and lodging expenses associated with the directors’ services on the Board.

Ms. Teffner has over 30 years of strategic, financial and operational leadership experience assisting retail and consumer product companies in driving growth and profitability. She has deep expertise leading successful large-scale transformation initiatives and has served as Executive Vice President and Chief Financial Officer at several Fortune 500 companies. Ms. Teffner currently serves on the boards of DXC Technology, International Data Group and BFA Industries. She previously served on the boards of Ascena Retail Group, Avaya and GameStop.

Mr. Keglevic is an NACD-certified director with over 45 years of leadership experience and deep expertise in finance and accounting, operational improvement and turnarounds, restructuring and risk management across a range of industries. He has served as CEO, CFO, Chief Restructuring Officer and Chief Risk Officer at numerous companies, most recently as CEO of Energy Future Holdings. Earlier in his career, Mr. Keglevic was a Partner and member of the U.S. leadership team at PricewaterhouseCoopers. He currently serves on the boards of WeWork, Evergy and Envision Healthcare. Mr. Keglevic previously served on the boards of Ascena Retail Group, Bonanza Creek Energy, Clear Channel Holdings, Cobalt International Energy and Frontier Communications, among others.

Prior to their respective appointments, Ms. Teffner and Mr. Keglevic, each entered into a letter agreement with the Company, dated as of July 5, 2023, pursuant to which Ms. Teffner and Mr. Keglevic provided consulting services to the Company on matters relating to refinancing, restructuring and deleveraging for the period between July 5, 2023 until their respective appointments on October 15, 2023. During such time, Ms. Teffner and Mr. Keglevic each received $200,000 in the aggregate, consisting of monthly fees payable by the Company pursuant to their respective letter agreements.

There were no arrangements or understandings between either Ms. Teffner or Mr. Keglevic and any other person with respect to their appointment to the Board. Except as disclosed herein, there are no other related-party transactions of the Company involving either Ms. Teffner or Mr. Keglevic.

Also, effective as of October 15, 2023, Elizabeth “Busy” Burr rejoined the Audit Committee of the Board.

Item 7.01.	Regulation FD Disclosure.

On October 15, 2023, the Company issued a press release announcing the appointments of Ms. Teffner and Mr. Keglevic to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

The information disclosed under this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no statement or admission as to the materiality of any information in this Item 7.01 or Exhibit 99.1 attached hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated October 15, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: October 19, 2023

RITE AID CORPORATION

By:	/s/ Thomas Sabatino
Name:	Thomas Sabatino
Title:	Executive Vice President and Chief Legal Officer